UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 8, 2022
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EZCORP, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2500 Bee Cave Road, Bldg One, Suite 200, Rollingwood, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Class A Non-voting Common Stock, par value $.01 per share	EZPW	NASDAQ Stock Market	(NASDAQ Global Select Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 — Other Events
On December 8, 2022, EZCORP, Inc. (the "Company") issued a press release announcing that it has priced its private offering of $200,000,000 aggregate principal amount of convertible senior notes due 2029 (the "Notes Offering"), which Notes Offering is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes Offering was upsized from the previously announced offering of $175,000,000 aggregate principal amount of convertible notes. The notes are being offered and sold only to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company also granted the initial purchaser of the notes an option to purchase up to an additional $30,000,000 aggregate principal amount of the notes. A copy of the press release is attached as Exhibit 99.1 and incorporated by reference herein.
Item 9.01 — Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press Release, dated December 8, 2022, announcing the upsizing and pricing of convertible senior notes due 2029
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.

Date:	December 8, 2022	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Chief Legal Officer and Secretary